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                                                                     EXHIBIT 4.7

                  EXCHANGE OFFER REGISTRATION RIGHTS AGREEMENT

                  This Exchange Offer Registration Rights Agreement (the "AGREEMENT") is dated as of April 30, 1998, by and among Packaged Ice, Inc., a Texas corporation (the "COMPANY"), and the investors set forth on Schedule I (each an "INVESTOR" and collectively the "INVESTORS").

                  This Agreement is entered into in connection with the Securities Purchase Agreement, dated as of the date hereof, between the Company and the Investors (the "PURCHASE AGREEMENT") relating to the sale by the Company to the Investors of 400,000 shares of the Company's 13% Exchangeable Preferred Stock, Series A (the "13% PREFERRED STOCK"). The 13% Preferred Stock is exchangeable at the Company's option on the terms set forth in the Certificate of Designation (as defined herein) for the Company's 13% Subordinated Exchange Notes due 2005 (the "NOTES"). In order to induce the Investors to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the holders from time to time of the Registerable Securities (as defined herein). The execution and delivery of this Agreement is a condition to the Investors" obligation to purchase the 13% Preferred Stock under the Purchase Agreement.

                  The parties hereby agree as follows:

1.       Definitions

         As used in this Agreement, the following terms shall have the following meanings:

         Advice: See Section 5.

         Affiliates: Of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether though the ownership of voting securities, by agreement or otherwise.

         Applicable Period: See Section 2.

         Business Day: Any day other than a Saturday, or Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

         Certificate of Resolution: The Certificate of Resolution Providing for the Issuance of Exchangeable Preferred Stock pursuant to Article 2.13 of the Texas Business Corporation Act and dated April 29, 1998, pursuant to which the 13% Preferred Stock is being issued, as amended from time to time in accordance with the terms thereof.




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         Closing Date: The Closing Date as defined in the Purchase Agreement.

         Company: See the introductory paragraph to this Agreement.

         Effectiveness Date: The 150th day after the Closing Date.

         Event Date: See Section 4.

         Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         Exchange Offer: See Section 2.

         Exchange Registration Statement: See Section 2.

         Exchange Securities: See Section 2.

         Exchange Shares: Shares of the 13% Exchangeable Preferred Stock, Series B, which is substantially identical to the 13% Preferred Stock, except that the Exchange Shares shall have been registered pursuant to an effective Registration Statement under the Securities Act and shall contain no restrictive legends thereon.

         Filing Date: The 90th day after the Closing Date.

         Holder: Any holder of Registerable Securities.

         Indenture: The Indenture which may be entered into in accordance with the Certificate of Resolutions, between the Company and a national banking association as Trustee, as amended or supplemented from time to time in accordance with the terms thereof, in substantially the form attached hereto as Exhibit A; provided, however, such form is subject to further review and revision by the parties.

         Initial Securities: The 13% Preferred Stock or the Notes to be issued in exchange therefor pursuant to the Certificate of Resolution, as applicable.

         Initial Shelf Registration: See Section 3.

         Liquidated Damages: See Section 4.

         Person: An individual, trustee, limited liability company, corporation, partnership, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.



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         Prospectus: The prospectus included in any Registration Statement
(including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registerable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         Registerable Securities: Each Initial Security upon original issuance thereof and at all times subsequent thereto, until in the case of each such Initial Security, either (i) the Initial Security is exchanged in the Exchange Offer and the Exchange Security can be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) a Shelf Registration Statement covering such Initial Security has been declared effective by the SEC and such Initial Security has been disposed of in accordance with such effective Shelf Registration Statement, or (iii) such Initial Security is sold to the public in compliance with Rule 144.

         Registration Statement: Any registration statement of the Company, including but not limited to the Exchange Registration Statement, that covers any of the Registerable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         Rule 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

         Rule 415: Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         SEC: The Securities and Exchange Commission.

         Securities: The Initial Securities and the Exchange Securities.

         Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         Shelf Effectiveness Date: See Section 3.

         Shelf Effectiveness Period: See Section 3.



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         Shelf Filing Date: See Section 3.

         Shelf Notice: See Section 3.

         Shelf Registration: The Initial Shelf Registration and any Subsequent Shelf Registration as such terms are defined in Section 3.

         Subsequent Shelf Registration: See Section 3.

         TIA: The Trust Indenture Act of 1939, as amended.

         Transfer Agent: The Company's transfer agent for the 13% Preferred
Stock.

         Trustee: The Trustee under the Indenture.

         Underwritten registration or underwritten offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.       Exchange Offer

         (a) The Company agrees to prepare and, to the extent not prohibited by law or applicable SEC policy, file with the SEC on or prior to the Filing Date, an offer to exchange (the "Exchange Offer") any and all of the Registerable Securities for a like number or aggregate principal amount of securities of the Company, which securities are substantially identical to the relevant Registerable Securities, (and which, in the case of Notes, are entitled to the benefits of the Indenture, which will have been qualified under the TIA) except that they have been registered pursuant to an effective registration statement under the Securities Act and do not contain provisions for the additional interest or dividends contemplated in Section 4(a) below (such new securities hereinafter called "Exchange Securities"). The Exchange Offer will be registered under the Securities Act on the appropriate form (the "Exchange Registration Statement") and will comply with all applicable federal and state securities laws, including, but not limited to, the tender offer rules and regulations under the Exchange Act.

         The Company agrees to use its best efforts to:

                  (i) cause the Exchange Registration Statement to become effective under the Securities Act on or before the Effectiveness Date;

                  (ii) keep the Exchange Offer open for at least 30 calendar days (or longer if required by applicable law) after the date that the Prospectus is first sent or given to Holders; and

                  (iii) consummate the Exchange Offer on or prior to the 30th day following the


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                           date on which the Exchange Registration Statement is
                           declared effective. No securities other than the Registerable Securities shall be included in the Exchange Registration Statement.

         (b) In connection with the Exchange Offer, the Company shall:

                  (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (ii) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, the City of New York; and

                  (iii) permit Holders to withdraw tendered Registerable Securities at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open.

         (c) As soon as practicable after the close of the Exchange Offer, the Company shall:

                  (i) accept for exchange all Registerable Securities tendered and not validly withdrawn pursuant to the Exchange Offer;

                  (ii) deliver to the Transfer Agent, in the case of 13% Preferred Stock, or to the Trustee, in the case of Notes, for cancellation all Registerable Securities so accepted for exchange; and

                  (iii) cause the Trustee or the Transfer Agent, as the case may be, to authenticate and deliver promptly, to each Holder that validly tendered Registerable Securities, Exchange Securities equal in principal amount or liquidation preference, as applicable, to the Registerable Securities of such Holder so accepted for exchange.

         (d) Each Holder who participates in the Exchange Offer will be required to represent that (i) any Exchange Securities received by it will be acquired in the ordinary course of its business, (ii) at the time of the consummation of the Exchange Offer such Holder will have no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities
Act) of the Exchange Securities, and (iii) such Holder is not an Affiliate of the Company.

         (e) The Company shall use its best efforts (i) to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirement in order to resell the Exchange Securities, provided that such period shall not exceed



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180 days (or such longer period if extended pursuant to the last paragraph of
Section 5) (the "Applicable Period").

         (f) Dividends or interest, as the case may be, plus Liquidated Damages, if any, on the Exchange Securities will accrue from the last dividend or interest payment date on which dividends or interest, as applicable, plus Liquidated Damages, if any, were paid by the Company on the Registerable Securities surrendered in exchange therefor or, if no dividends or interest, as the case may be, have been paid on such Registerable Securities, from the date of original issue.

         (g) Any Exchange Securities issued in exchange for the 13% Preferred Stock may be issued under a certificate of resolution substantially identical to the Certificate of Resolution, which will provide that the Exchange Securities will not be subject to the transfer restrictions set forth in the Certificate of Resolution and that the Exchange Securities subject to such certificate of resolution and the 13% Preferred Stock will vote and consent together on all matters as one class and that neither such Exchange Securities nor the 13% Preferred Stock will have the right to vote or consent as a separate class on any matter.

         (h) Any Exchange Securities issued in exchange for the Notes may be issued under (i) the Indenture or (ii) an indenture substantially identical to the Indenture, which in either event will provide that the Exchange Securities will not be subject to the transfer restrictions set forth in the Indenture, and that the Exchange Securities subject to such indenture will vote and consent together on all matters as one class and that neither such Exchange Securities nor the Notes will have the right to vote or consent as a separate class on any matter.

3.       Shelf Registration

         If (i) the Company is not required to file an Exchange Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy, or (ii) any Holder of Registerable Securities notifies (a "Shelf Notice") the Company in writing on or prior to the 20th business day following consummation of the Exchange Offer (A) that based upon the advice of counsel such Holder is prohibited by applicable law or SEC policy from participating in the Exchange Offer, or (B) that based upon the advice of counsel such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a Prospectus and that the Prospectus contained in the Exchange Registration Statement is not appropriate or available for such resales by such Holder, then:

         a. Initial Shelf Registration. The Company shall promptly prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all such Registerable Securities of each Holder who supplied information as required pursuant to this Section 3 (the "Initial Shelf Registration"). The Company shall (i) file with the SEC the Initial Shelf Registration on or prior to the earliest to occur of the following (the date of such occurrence being referred to herein as the "Shelf Filing Date"): (A) the 60th day after the date on which the Company reasonably determines that it is not required




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         to file the Exchange Registration Statement in accordance with this
         Agreement or (B) the 180th day after the Closing Date, and (ii) use its best efforts to cause such Initial Shelf Registration Statement to be declared effective by the SEC on or before the 30th day after the Shelf Filing Date (the "Shelf Effectiveness Date") and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date which is 24 months from the Shelf Effectiveness Date (subject to extension pursuant to the last paragraph of Section 5 hereof) (the "Shelf Effectiveness Period"), or such shorter period ending when (1) all Registerable Securities covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration, (2) a Subsequent Shelf Registration covering all of the Registerable Securities has been declared effective under the Securities Act or (3) during any period in which all Registerable Shares may be sold pursuant to Rule 144(k) under the Securities Act.

                  The Initial Shelf Registration shall be on the appropriate form permitting registration of such Registerable Securities for resale by such Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Company shall not permit any securities other than the Registerable Securities to be included in the Initial Shelf Registration or any Subsequent Shelf Registration.

                  No Holder of Registerable Securities may include any of its Registerable Securities in any Shelf Registration pursuant to this Agreement unless and until such Holder furnishes to the Company, in writing, within 20 Business Days after receipt of a request therefor (which request shall be given by the Company at the earliest practicable time), such information as the Company may reasonably request for use in connection with any Shelf Registration or Prospectus or preliminary prospectus included therein. No Holder of Registerable Securities shall be entitled to Liquidated Damages pursuant to Section 4 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

         b. Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Shelf Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Registration Statement pursuant to Rule 415 severing all of the Registerable Securities (a "Subsequent



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         Shelf Registration"). If a Subsequent Shelf Registration is filed, the
         Company shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Registration Statement continuously effective for a period equal to the number of days in the Shelf Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective.

         c. Supplements and Amendments. The Company shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if requested by the Holders of a majority or a majority in aggregate principal amount, as applicable, of the Registerable Securities covered by such Registration Statement or by any underwriter of such Registerable Securities.

4.       Liquidated Damages

         (a) The Company agrees that the Holders of Registerable Securities will suffer damages if the Company fails to fulfill its obligations under Section 2 or Section 3 hereof and that ascertaining the extent of such damages with precision could not be feasible. Accordingly, the Company agrees to pay liquidated damages in the form of additional dividends or additional interest, as applicable, on the Registerable Securities or Exchange Securities held by each Holder ("Liquidated Damages"), if:

                  (i) any Registration Statement required by this Agreement is not filed with the SEC on or prior to the date specified for such filing in this Agreement,

                  (ii) any of such Registration Statements has not been declared effective by the SEC on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"),

                  (iii) the Exchange Offer has not been consummated within 30 Business Days after the Effectiveness Target Date with respect to the Exchange Registration Statement, or

                  (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement, or by a Subsequent Shelf Registration, as the case may be, that cures such failure and that is itself immediately declared effective;

(each such event in clauses (i) through (iv) above being referred to herein as a "Registration Default"). Such additional dividends or interest comprising Liquidated Damages shall be an



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amount equal to (A) with respect to the first 90-day period immediately following the occurrence of a Registration Default, $.05 per week per $1,000 liquidation preference or principal amount, as applicable, of the Registerable Securities or Exchange Securities, as the case may be, held by such Holder for each week or portion thereof that any Registration Default continues, plus (B) an additional $.05 per week per $1,000 liquidation preference or principal amount, as applicable, of the Registerable Securities or Exchange Securities, as the case may be, with respect to each 90-day period subsequent to the first 90-day period, until all Registration Defaults have been cured, up to an amount equal to $.25 per week per $1,000 liquidation preference or principal amount, as applicable, of the Registerable Securities or Exchange Securities, as the case may be, of such Holder.

         (b) The Company shall notify the Holders or the Trustee, as applicable, within one Business Day after each and every date on which a Registration Default occurs. All accrued Liquidated Damages shall be paid by the Company on or before each applicable quarterly dividend or interest payment date to Holders of record of the Registerable Securities or Exchange Securities in the same manner as dividends or interest are payable pursuant to the terms of the Certificate of Resolution or the certificate of resolution provided for in
Section 2(g) hereof, or the Indenture or the indenture provided for in Section 2(h) hereof, as the case may be. Each obligation to pay Liquidated Damages shall be deemed to accrue beginning on the day of the applicable Registration Default. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease until the next Registration Default, if any.

5.       Registration Procedures.

         In connection with the registration of any Registerable Securities pursuant to Sections 2 or 3 hereof, the Company shall effect such registrations to permit the sale of such Registerable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall:

         (a) Prepare and file with the SEC on or prior to the Filing Date or Shelf Filing Date, as applicable, a Registration Statement or Registration Statements as prescribed by Section 2 or 3, and to use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein, provided that if such filing is pursuant to Section 3, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall, if requested, furnish to and afford the Holders of the Registerable Shares (the "Selling Holders"), as the case may be, covered by such Registration Statement, one special counsel for the Selling Holders (the "Holders" Counsel") and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (at least 5 Business Days prior to such filing). The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document, if the Holders of a majority or a majority in aggregate principal amount, as applicable, of the Registerable Securities covered by such Registration Statement, the Holders' Counsel, or the



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managing underwriters, if any, shall reasonably object in writing stating the grounds for objection.

         (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration or Exchange Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Shelf Effectiveness Period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filled pursuant to supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented. The Company shall be deemed not to have used its best efforts to keep a Registration Statement effective during the Applicable Period if it voluntarily takes any action that would result in selling Holders of the Registerable Securities covered thereby not being able to sell such Registerable Securities during that period unless such action is required by applicable law.

         (c) If (i) a Shelf Registration is filed pursuant to Section 3, or (ii) a Prospectus contained in an Exchange Registration Statement filed pursuant to
Section 2 is required to be delivered under the Securities Act, notify the selling Holders of Registerable Securities, the Holders" Counsel and the managing underwriters, if any, promptly (but in any event within two Business
Days), and confirm such notice in writing, (A) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (B) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (C) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registerable Securities the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 5(n) hereof cease to be true and correct, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registerable Securities or the Exchange Securities for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (E) of the happening of any event or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements




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therein, in light of the circumstances under which they were made, not misleading, and (F) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

         (d) If (i) a Shelf Registration is filed pursuant to Section 3, or (ii) a Prospectus contained in an Exchange Registration Statement filed pursuant to
Section 2 is required to be delivered under the Securities Act, use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registerable Securities or the Exchange Securities for sale in any jurisdiction, and, if any such order is issued, to use their best efforts to obtain the withdrawal of any such order at the earliest possible date.

         (e) If a Shelf Registration is filed pursuant to Section 3 and if requested by the managing underwriters, if any, or the Holders of a majority or a majority in aggregate principal amount, as applicable, of the Registerable Securities, being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, or such Holders or counsel reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment and (iii) supplement or make amendments to such Registration Statement, provided that the Company shall not be required to take actions that in the opinion of counsel for the Company are in violation of applicable law.

         (f) If (i) a Shelf Registration is filed pursuant to Section 3, or (ii) a Prospectus contained in an Exchange Registration Statement filed pursuant to
Section 2 is required to be delivered under the Securities Act, furnish to each selling Holder of Registerable Securities who so requests and to the Holders" Counsel and each managing underwriter, if any, without charge, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

         (g) If (i) a Shelf Registration is filed pursuant to Section 3, or (ii) a Prospectus contained in an Exchange Registration Statement filed pursuant to
Section 2 is required to be delivered under the Securities Act, deliver to each selling Holder of Registerable Securities, the Holders' counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement therein and any documents incorporated by reference thereto and any documents incorporated by reference therein as such Persons may reasonably request, and, subject to the last paragraph of this Section 5, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registerable Securities, and the underwriters or agents (if any), and dealers (if any), in connection with the offering and sale of the Registerable Securities covered by such Prospectus and any amendment or supplement thereto




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         (h) Prior to any public offering of Registerable Securities or any delivery of a Prospectus contained in the Exchange Registration Statement, to use its best efforts to register or qualify, and to cooperate with the selling Holders of Registerable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registerable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder or the managing underwriters reasonably request in writing as are reasonably necessary to permit the offer and sale of such Registerable Securities in such jurisdictions, provided that where Exchange Securities or Registerable Securities are offered other than through an underwritten offering, the Company agrees to cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Securities or the Registerable Securities covered by the applicable Registration Statement, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction.

         (i) If a Shelf Registration is filed pursuant to Section 3, cooperate with the selling Holders of Registerable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registerable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registerable Securities to be in such share amounts or denominations and registered in such names as the managing underwriters, if any, or Holders may reasonably request.

         (j) Use its best efforts to cause the Registerable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registerable Securities, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Issuer will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

         (k) If (i) a Shelf Registration is filed pursuant to Section 3, or (ii) a Prospectus contained in an Exchange Registration Statement filed pursuant to
Section 2 is required to be delivered under the Securities Act, upon the occurrence of any event contemplated by clauses (E) or (F) of Section 5(c) hereof, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the SEC, at the expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registerable Securities being sold thereunder or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered; any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (l) Prior to the effective date under the Securities Act of the first Registration Statement relating to the Registerable Securities, (i) provide the Transfer Agent or Trustee, as the case may be, with printed certificates for Registerable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registerable Securities.

         (m) In the event of an underwritten offering of Registerable Securities pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of securities similar to the Registerable Securities and take all such other actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the registration or the disposition of such Registerable Securities, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of securities similar to the Registerable Securities, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof in form and substance reasonably satisfactory to the managing underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters;
(iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by underwriters; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority, or a majority in aggregate principal amount, as applicable, of Registerable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

         (n) If (i) a Shelf Registration is filed pursuant to Section 3, or (ii) a Prospectus contained in an Exchange Registration Statement filed pursuant to
Section 2 is required to be delivered under the Securities Act, make available for inspection by any selling Holder of such Registerable Securities being sold, any underwriter participating in any such disposition of

Registerable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent organizational documents and properties of the Company and its respective subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement. Records which the Company determines, in good faith, to be confidential and any Records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (A) based upon the advice of counsel the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (C) the information in such Records has been made generally available to the public other than as a result of disclosure or failure to safeguard by such Inspector. Each selling Holder of such Registerable Securities will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is made generally available to the public. Each selling Holder of such Registerable Securities will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential at the Company's expense.

         (o) If applicable, provide an indenture trustee for the Registerable Securities or the Exchange Securities, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(h) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the applicable Registerable Securities; and in connection therewith, cooperate with the trustee under any such indenture and the holders of the applicable Registerable Securities, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

         (p) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registerable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

         (q) Upon consummation of an Exchange Offer, obtain an opinion of counsel to the Company, addressed to the Trustee if applicable, for the benefit of all Holders of Registerable Securities participating in the Exchange Offer which includes an opinion that (i) the Company has duly authorized, executed and delivered the Exchange Securities and, as applicable, the related certificate of resolution or indenture, (ii) each of the Exchange Securities, and, as applicable, certificate of resolution or related indenture constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms (with customary exceptions) and (iii) if applicable, each of the Exchange Securities is entitled to the benefits the Indenture or the indenture provided for Section 2(h) hereof.

         (r) If an Exchange Offer is to be consummated, upon delivery of the Registerable Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities, the Company shall mark, or cause to be marked, on such Registerable Securities that such Registerable Securities are being canceled in exchange for the Exchange Securities, as the case may be; in no event shall such Registerable Securities be marked as canceled, paid or otherwise satisfied.

         (s) Cooperate with each seller of Registerable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registerable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

         (t) Use its best efforts to take all other steps necessary to effect the registration of the Registerable Securities covered by a Registration Statement contemplated hereby.

         The Company shall not be required to list the Registerable Securities on any stock exchange or with Nasdaq.

         The Company may require each seller of Registerable Securities as to which registration is being effected to furnish to the Company such information regarding such seller as the Company may, from time to time, reasonably request including, without limitation, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Registration Statement or Shelf Registration, as applicable) stating that (A) it is not an Affiliate of the Company, (B) the amount of Registerable Securities held by such Holder prior to the Exchange Offer, (C) the amount of Registerable Securities owned by such Holder to be exchanged in the Exchange Offer and representing that such Holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued and (D) it is acquiring the Exchange Securities in its ordinary course of business. The Company may exclude from such registration the Registerable Securities of any seller who unreasonably fails to furnish such information within 20 Business Days after receiving such request. Each Seller as to which any Shelf Registration statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company not materially misleading.

         Each Holder of Registerable Securities or Exchange Securities agrees by acquisition of such Registerable Securities or Exchange Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (D), (E) or (F) or Section 5(c) hereof, such Holder will forthwith discontinue disposition of such Registerable Securities covered by such Registration Statement or Prospectus or Exchange Securities, as the case may be, and dissemination of such Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Company shall give any such notice, each of the Shelf Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registerable Securities covered by such Registration Statement or Exchange Securities, as the case may be, shall have received (i) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) or (ii) the Advice.

6. Registration Expenses

         (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of their counsel in connection with Blue Sky qualifications of the Registerable Securities or Exchange Securities and determination of the eligibility of the Registerable Securities or Exchange Securities for investment under the laws of such jurisdictions where the holders of Registerable Securities are located, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registerable Securities or Exchange Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or, in respect of Registerable Securities or Exchange Securities to be sold during the Applicable Period, by the Holders of a majority or a majority in aggregate principal amount, as applicable, of the Registerable Securities included in any Registration Statement, as the case may be, (iii) reasonable messenger, telephone and delivery expenses, (iv) fees and disbursements for the Company and reasonable fees and disbursements of the Holders" Counsel (subject to the provisions of Section 6(b) hereof), (v) fees and all independent certified public accountants referred to in clause (iii) of Section 5(n) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) the fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Rule 2720(c) of the National Association of Securities Dealers, Inc., (vii) Securities Act liability insurance, if the Company desires such insurance, (viii) fees and expenses of all other Persons retained by the Company, (ix) internal expense of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (x) the expense of any annual audit and (xi) the expense relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

                  (b) In connection with any Shelf Registration hereunder, the Company shall reimburse the Holders of the Registerable Securities being registered in such registration for the reasonable fees and disbursements of one Holders' Counsel chosen by the Holder of a majority or a majority in aggregate principal amount, as applicable, of the Registerable Securities, to be included in such Registration Statement and other out-of-pocket expenses of the Holders of Registerable Securities incurred in connection with the registration of the Registerable Securities.

7.       Indemnification

                  (a) The Company agrees to indemnify and hold harmless each Holder of Registerable Securities, the directors, officers, employees and agents of each such Person, and each Person, if any, who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a "Participant") from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment or supplement thereto or any preliminary prospectus or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that (i) a Participant will not be entitled to any such indemnification hereunder to the extent that such loss, claim, liability, expense or damage arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Participant furnished in writing to the Company by such Participant expressly for inclusion therein and (ii) the foregoing indemnity with respect to any untrue statement contained or in omission from a preliminary prospectus or prospectus shall not inure to the benefit of any Participant (or any person controlling such Participant), from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Registerable Securities which are the subject thereof it is finally judicially determined that (A) such loss, liability, claim, damage or expense relates solely to such untrue statement of material fact contained in, or such omission of a material fact from, such preliminary prospectus or prospectus and such Participant failed to deliver a copy of the prospectus or any amendment or supplement thereof to such person at or prior to the confirmation of the sale of Registerable Securities to such person and (B) the untrue statement or omission of a material fact contained in such preliminary prospectus or prospectus was corrected in the prospectus or any such amendment or supplement.

                  (b) Each Participant will indemnify and hold harmless the Company, each Person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, each member of the board of managers or directors, as applicable, of the Company and each officer of the Company to the same extent as the foregoing indemnity from the Company to each Participant, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Participant furnished in writing to the Company by such Participant expressly for use in any Registration Statement or Prospectus or any amendment or supplement thereto or any preliminary prospectus. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Registerable Securities or Exchange Securities, as applicable, giving rise to such obligations.

                  (c) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defense by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement the indemnifying party elects by delivering written notice to the indemnified party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advise of counsel) that there may be material legal defenses available to it that are materially different from or in addition to those available to the indemnifying party or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges or more than one separate firm admitted to practice in such jurisdiction at any one item for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or any Participant, the Company and each Participant will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from Persons other than a Participant, such as Persons who control the Company within the meaning of the Securities Act, officers of the Company and directors of the Company, who also may be liable for contribution) to which the Company and each Participant my be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and such Participant, on the other, and, if such allocation is not permitted by applicable law or indemnification is not available as provided in this Section 7, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and such Participant, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and each Participant, on the other hand, shall be deemed to be in the same proportion as
(i) the total proceeds from the offering of the Registerable Securities (net of discounts but before deducting expenses) received by the Company and (ii) the total proceeds received by such Participant upon the sale of the Registerable Securities giving rise to such indemnification obligation. The relative fault of the Company, on the one hand, and of any Participant, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Participant and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Participant agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purpose of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), a Participant shall not be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registerable Securities exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), any Person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and the respective officers, directors, managers, partners, members, employees, representatives and agent of any party to this Agreement will have the same rights to contribution as such party, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

                  (e) The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability which the indemnifying persons may otherwise have to the indemnified persons referred to above.

8.       Rules 144 and 144A

                  The Company covenants that it will file the reports required to be filed by them under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if any time the Company is not required to file such reports, it will, upon the request of any Holder of Registerable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 and Rule 144A under the Securities Act. The Company further covenants that they will take such further action as any Holder of Registerable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registerable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Nothing required in this
Section 8 shall require the Company to register any of its securities under the Exchange Act.

9.       Underwritten Registrations

                  If any of the Registerable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority or a majority in aggregate principal amount, as applicable, of such Registerable Securities included in such offering and reasonably acceptable to the Company.

                  No Holder of Registerable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registerable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.      Miscellaneous

                  (a) Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder of Registerable Securities, in addition to being entitled to exercise all rights provided herein, in the Indenture, if applicable, or in the Purchase Agreement or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. The Company has not, as of the date hereof, and shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registerable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company has not entered or will not enter into any agreement with respect to any of its securities which will grant to any Person piggy-back rights with respect to a Registration Statement to be filed pursuant to the terms of this Agreement.

                  (c) Adjustments Affecting Registerable Securities. The Company shall not, directly or indirectly, take any action with respect to the applicable Registerable Securities as a class that would adversely affect the ability of the Holders of Registerable Securities to include such Registerable Securities in a registration undertaken pursuant to this Agreement.

                  (d) Amendments and Waivers. The provisions of this Agreement including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority or a majority in aggregate principal amount, as applicable, of the then outstanding Registerable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registerable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registerable Securities may be given by Holders of at least a majority or a majority in aggregate principal amount, as applicable, of the Registerable Securities, being sold by such Holders pursuant to such Registration Statement, provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

                  (e) Notices. All notices and other communications (including without limitation any notices or other communications to the Trustee, if applicable) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

                           (i) if to a Holder of Registerable Securities, at the most current address given by the Transfer Agent or Trustee, as applicable, to the Company, and if Ares Leveraged Investment Fund, L.P. is a Holder, with copies to:

                           Morgan, Lewis & Bockius LLP
                           Attention:  Peter P. Wallace, Esq.
                           300 S. Grand Avenue
                           22nd Floor
                           Los Angeles, CA  90071
                           and
                           Fulbright & Jaworski LLP
                           300 Convent Street
                           Suite 2200
                           San Antonio, TX  78205

                           (ii)     if the Company, at:

                           Packaged Ice, Inc.
                           Attention:  Chief Executive Officer
                           8572 Katy Freeway, Suite 101
                           Houston, Texas 77024

                           with a copy to:

                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           Attention:  Alan Schoenbaum
                           1500 NationsBank Plaza
                           300 Convent
                           San Antonio, Texas 78205
                           Facsimile: (210) 224-2035

                  All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; five Business Days after being deposited in the postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when receipt is acknowledge by the addressee, if telecopied.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture, if applicable.

                  (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registerable Securities; provided, that, with respect to the indemnity and contribution agreements in Section 7, each Holder of Registerable Securities subsequent to the Investors shall be bound by the terms thereof if (i) such Holder elects to include Registerable Securities in a Shelf Registration and (ii) such Holder is advised expressly by the Company of the provisions contained in Section 7 and that such Holder's election to include Registerable Securities in a Shelf Registration shall be deemed such Holder's agreement to be bound by such provisions.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or other wise affect the meaning hereof.

                  (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  (j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (k) Entire Agreement. This Agreement, together with the Purchase Agreement, the Indenture and Certificate of Designations, is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

                  (1) Notes Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registerable Securities is required hereunder, Registerable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                               PACKAGED ICE, INC.


                                               By: /s/ JAMES F. STUART
                                                  -----------------------------
                                               Its: Chief Financial Officer
                                                    ---------------------------




                        (INVESTOR SIGNATURE PAGES FOLLOW)



[Exchange Offer Registration Rights Agreement]

INVESTOR:

ARES LEVERAGED INVESTMENT FUND, L.P.

         By:      ARES MANAGEMENT, L.P.
                  its General Partner


         By:      /s/ ILLEGIBLE
                  ----------------------
                  Name:
                  Title:




                 [Exchange Offer Registration Rights Agreement]

INVESTOR:

S.V. CAPITAL PARTNERS, L.P.

         By:      S.V. Capital Management, Inc.
                  its General Partner


         By:      /s/ R.J. SANDS
                  ------------------------------
                  Name:  R.J. SANDS
                  Title: MANAGING DIRECTOR







                 [Exchange Offer Registration Rights Agreement]

                                   Schedule I
                              SCHEDULE OF INVESTORS



Ares Leveraged Investment Fund, L.P.

S.V. Capital Partners, L.P.